UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 6, 2023, Timothy Oakes, the Chief Financial Officer of Agrify Corporation (the “Company”), resigned effective February 28, 2023. In connection with Mr. Oakes’ resignation, the Company has engaged WilliamsMarston LLC (“WilliamsMarston”) to assist with accounting and internal control matters, and is continuing its process to identify a replacement Chief Financial Officer.

As a result of the engagement of WilliamsMarston, the Company and Timothy Hayden agreed that Mr. Hayden will not serve as Interim Chief Financial Officer as previously reported on the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2023, and will instead transition to the role of Senior Vice President – Business Development. Raymond Chang, the Company’s Chief Executive Officer, will serve as the Company’s principal financial and accounting officer. Mr. Chang’s biography was included in the definitive proxy statement for the Company’s 2022 annual meeting of stockholders filed with the SEC on April 29, 2022 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2023, the Company held a special meeting of stockholders (the “Special Meeting”) virtually, commencing at 10:00 a.m. Eastern Time. Of the Company’s 20,740,977 shares of common stock, par value $0.001 per share (the “Common Stock”) issued and outstanding and eligible to vote as of the record date of January 13, 2023, a quorum of 11,610,632 shares, or approximately 55.97% of the eligible shares, were represented at the virtual Special Meeting either in person or by proxy.

A description of each matter voted upon at the Special Meeting is described in detail in the Company’s definitive proxy statement filed with the SEC on February 6, 2023 (the “Proxy Statement”). The matters voted upon at the Special Meeting and the final results of such voting are set forth below:

Proposal 1 – Approval of Issuance of Shares Upon Exercise of Warrants

The issuance of up to 26,769,230 shares of Common Stock upon the exercise of warrants of the Company (the “Warrants”) issued in connection with the Company’s public offering that closed on December 20, 2022, as contemplated by Nasdaq Listing Rule 5635, and to permit the reduction of the exercise price of those Warrants under certain circumstances, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,074,619	370,306	31,684	8,134,023

Proposal 2 – Approval of Amendment to Company’s Article of Incorporation

An amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
10,591,334	990,577	28,721

Proposal 3 – Adjournment of Special Meeting

The adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting, was approved, although no such adjournment was required due to the approval of Proposals 1 and 2. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
10,656,747	882,089	71,796

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2023, the Company filed Articles of Amendment (the “Charter Amendment”) to its Articles of Incorporation with the Secretary of State for the State of Nevada. The Charter Amendment increased the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000, and correspondingly increased the total authorized shares of stock from 103,000,000 to 203,000,000. The Charter Amendment was approved by the Company’s stockholders at the Special Meeting and became effective upon filing.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Certificate of Amendment to Articles of Incorporation of Agrify Corporation, filed March 1, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: March 3, 2023	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

3